EX-99.906CERT

               CERTIFICATIONS PURSUANT TO RULE 30a-2(b) UNDER THE
                         INVESTMENT COMPANY ACT OF 1940

Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of Third Avenue Variable Series Trust (the "Company"), hereby certifies, to the best of his knowledge, that the Company's Report on Form N-CSR for the period ended December 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: February 28, 2006



By: /s/ David M. Barse
    --------------------------------------
    Name:  David M. Barse
    Title: Principal  Executive Officer



By: /s/ Vincent J. Dugan
    --------------------------------------
Name:  Vincent J. Dugan
Title: Principal Financial Officer








THIS CERTIFICATE IS FURNISHED PURSUANT TO THE REQUIREMENTS OF FORM N-CSR AND SHALL NOT BE DEEMED "FILED" FOR PURPOSES OF SECTION 8 OF THE SECURITIES EXCHANGE ACT OF 1934, OR OTHERWISE SUBJECT TO THE LIABILITY OF THAT SECTION, AND SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE EXCHANGE ACT OF 1934.